Virtus ETF Trust II N-CSRS

Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, William J. Smalley, President and Principal Executive Officer of Virtus ETF Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 8, 2026	/s/ William J. Smalley

William J. Smalley, President, Chief Executive Officer
and Principal Executive Officer

(Principal Executive Officer)

I, W. Patrick Bradley, Executive Vice President, Treasurer, Chief Financial Officer and Principal Financial Officer of Virtus ETF Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 8, 2026	/s/ W. Patrick Bradley

W. Patrick Bradley, Executive Vice President, Treasurer,
Chief Financial Officer & Principal Financial Officer

(Principal Financial Officer/Principal Accounting Officer)